                                                                EXHIBIT 10.11(d)

                             SECOND AMDENDMENT TO
                ONE THOUSAND BROADWAY BUILDING LEASE AGREEMENT

                                By and Between

              One Thousand Broadway Building Limited Partnership
                                      and
                            Portland Software, Inc.

This Second Amendment is entered into and executed by ONE THOUSAND BROADWAY BUILDING LIMITED PARTNNERSHIP ("Landlord"), and PORTLAND SOFTWARE, INC., an Oregon corporation ("Tenant").

                                   RECITALS
                                   --------

A. Landlord and Tenant have previously entered into an agreement to lease space in the One Thousand Broadway office building which lease was dated July 3, 1996, and amended on November 26, 1996, covering the following premises:

          Approximately 11,578 rentable square feet of space (the "Premises") and situated on the eighteenth (18/th/) floor of the One Thousand Broadway Building (the "Building") located at Lots 5,6,7 and 8, Block 182, City of Portland, in the City of Portland, County of Multnomah, State of Oregon, the Premises being more particularly described in the Lease to which reference is here made for all purposes.

B. Tenant has requested and Landlord has agreed to expand Tenant into additional space on the 17th floor, extend the initial term of the lease and up to amortize additional tenant improvements over the lease term. Tenant and Landlord desire to amend the Lease to evidence their agreements.

     Unless otherwise indicated, all capitalized terms used herein shall have the same meanings as are attributed thereto in the Lease.

NOW, THEREFORE, Landlord and Tenant desire to amend the Lease to evidence their agreement with respect to the foregoing:

                             TERMS AND CONDITIONS
                             --------------------

1.   Premises Tenant agrees to expand into approximately 6,224 rentable square
     --------
     feet as of March 1, 1998 or as soon as the required tenant improvements are completed and the subject space is available for occupancy, resulting in a total of 17,802 rentable square feet.

2.   Tenant Improvements:  Landlord has agreed to provide Tenant with an
     -------------------
     allowance of $13.00 per rentable square foot ($80,912) and, in addition agrees to amortize up to $45,081 over the term of the lease, together with interest at 10% per annum.
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3.   Lease Term:  The lease term shall be extended to the end of the month five
     ----------
     (5) years from the completion of the tenant improvements in the expansion space.

4.   Base Rent: Effective March 1, 1998, or as soon as the required tenant
     ---------
     improvements are completed and the monthly base rent charges will be as follows:

                                  Existing         Expansion
                               ---------------  ---------------
                                  Premises         Premises        Amortization*          Total
                               ---------------  ---------------  ------------------  ---------------
March 1998-June 1998:             $16,665.22        $10,373.33        $949.92           $27,988.47
July 1998-Sept 1999:              $17,147.63        $10,373.33        $949.92           $28,470.88
October 1999-August 2000:         $18,112.47        $10,373.33        $949.92           $29,435.72
Sept 2000-Feb 2002:               $18,112.47        $11,670.00        $949.92           $30,732.39
March 2000-December 2002:         $21,708.75        $11,670.00        $949.92           $34,328.67

*Assumes authorization of $45,081; may be adjusted due to final amount authorized.

5.   Tenant's Percentage of Operating Expenses: Tenant's percentage of operating
     -----------------------------------------
     expenses will be adjusted as follows:

     Existing Premises            Expansion Premises             Total
     -----------------            ------------------             -----
          4.82%                         2.59%                    7.41%

6.   Base Year for Operating Expenses: The base year for operating expenses
     --------------------------------
     shall be the 1998 calendar year.

7.   Parking: Landlord will provide Tenant with five (5) additional parking
     -------
     stalls in the building at the then current market rate; total parking stalls after the expansion is completed will total fourteen (14) spaces.

Executed in multiple counterparts, effective as of the 9 day of November, 1997.


LANDLORD:                                            TENANT:

One Thousand Broadway Building Limited               Portland Software, Inc.
Partnership, an Oregon limited partnership

                                                     By: /s/ Edward Wholihan
                                                        -----------------------

By: 1000, Inc., General Partner                      Name: Edward Wholihan
                                                          ---------------------

By: /s/ Thomas P. Moyer                              Title: CFO
   --------------------------                              --------------------

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